UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(480) 399-2822

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CELZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2026, Creative Medical Technology Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with  Creative Acquisition Corp. (“CAC”), pursuant to which the Company purchased 4,000,000 shares of common stock of BioDefense, Inc. (“BioDefense”) from CAC for an aggregate purchase price consisting of $200,000 in cash and 1,000,000 shares of the Company’s common stock.  After giving effect to the transactions under the Purchase Agreement, the Company owns 16,000,000 shares of BioDefense common stock, constituting 80% of the outstanding shares of common stock of BioDefense, and CAC owns 4,000,000 shares of BioDefense common stock, constituting 20% of the outstanding shares of common stock of BioDefense.  Timothy Warbington, the President and Chief Executive officer of the Company, is also the Chairman and Chief Executive Officer of CAC and indirectly owns all of its outstanding shares of capital stock.

The shares of common stock of the Company issued to CAC under the Purchase Agreement were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Purchase Agreement, dated September 24, 2026, between Creative Medical Technology Holdings, Inc. and Creative Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: September 25, 2026	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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